UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2004

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6339 Paseo del Lago

Carlsbad, California 92009

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 20, 2004, Document Sciences Corporation (DSC) completed the acquisition of approximately 79% of the outstanding common stock (the “Acquisition”) of Objectiva Software Solutions, Inc. (Objectiva), a company specializing in enterprise software development, including rapid prototyping, product co-development, product migration, product porting and product reengineering. The Acquisition was consummated pursuant to that certain Stock Purchase Agreement, dated as of June 27, 2004, by and among DSC and the selling stockholders identified therein. The shares acquired in the Acquisition represent all of the outstanding common stock of Objectiva not already owned by DSC. Therefore, Objectiva became a wholly-owned subsidiary of DSC upon completion of the Acquisition. DSC intends to continue the current U.S. and foreign business operations of Objectiva.

The purchase price for the Acquisition was $4,059,489 consisting of $392,844 in cash, 629,793 shares of common stock of DSC (with a value of $3,216,983 calculated based on the average price per share of common stock as of the close of trading from July 16 through July 22, 2004), acquisition related expenses of $299,662 and an existing investment of $150,000.

The cash portion of the consideration for the Acquisition was paid by DSC out of cash on hand and the stock portion of the consideration consisted of newly issued shares of common stock out of the authorized but unissued shares of capital stock of DSC. Over 95% of the shares of common stock constituting the stock portion of the consideration are subject to resale restrictions pursuant to that certain Stockholder Agreement, dated as of July 20, 2004 (the “Stockholder Agreement”), by and among DSC and the individuals identified therein. Such restrictions lapse over a period of three years and upon the occurrence of certain extraordinary events as set forth in the Stockholder Agreement.

Item 9.01. Financial Statements and Exhibits

On August 4, 2004, we filed a Current Report on Form 8-K dated July 20, 2004 with respect to the acquisition of the remaining 79% of common stock of Objectiva. Such Form 8-K was filed without the financial statements and pro forma financial information as required by Items 210.3-05(a) and (b) of Regulation S-X. This Current Report on Form 8-K provides such required information.

   (a) Financial Statements of Business Acquired.

  (b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Financial Statements of Document Sciences Corporation and Objectiva Software Solutions, Inc.	20
Unaudited Pro Forma Condensed Combined Balance Sheet of Document Sciences Corporation and Objectiva Software Solutions, Inc. as of June 30, 2004	21
Unaudited Pro Forma Condensed Combined Statement of Operations of Document Sciences Corporation and Objectiva Software Solutions, Inc. for the year ended December 31, 2003	22
Unaudited Pro Forma Condensed Combined Statement of Operations of Document Sciences Corporation and Objectiva Software Solutions, Inc. for the six months ended June 30, 2004	23
Notes to Unaudited Pro Forma Condensed Combined Financial Information of Document Sciences Corporation and Objectiva Software Solutions, Inc.	24

  (c) Exhibits

Exhibits previously filed as Exhibits to the original report on Form 8-K filed with the Commission on August 4, 2004 and incorporated herein by reference:

99.1	Stock Purchase Agreement, dated as of June 27, 2004, by and among Document Sciences Corporation and the selling stockholders identified therein.

99.2	Stockholder Agreement, dated as of July 20, 2004, by and among Document Sciences Corporation and the individuals identified therein.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Objectiva Software Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Objectiva Software Solutions, Inc. (the “Company”) as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Objectiva Software Solutions, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

San Diego, California

October 25, 2004

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2003

Assets
Current assets:
Cash and cash equivalents	$596,050
Accounts receivable, net	100,590
Due from affiliates	148,767
Other current assets	29,854

Total current assets	875,261
Property and equipment, net	114,537

Total assets	$989,798

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,419
Accrued compensation	71,888
Other accrued liabilities	97,331

Total current liabilities	187,638

Deferred tax liabilities – non-current	9,053

Stockholders’ equity:
Common stock, $.10 par value; Authorized shares - 10,000,000; Issued and outstanding shares - 4,450,519	445,052
Paid-in capital	27,639
Retained earnings	320,416

Total stockholders’ equity	793,107

Total liabilities and stockholders’ equity	$989,798

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

Revenues:
Services	$947,156
Services – related party	1,669,582

Total revenues	2,616,738
Cost of services	711,868

Gross profit	1,904,870
Operating expenses:
Selling and marketing	238,771
General and administrative	1,473,385

Total operating expenses	1,712,156

Income from operations	192,714
Other income, net	2,020

Income before provision for income taxes	194,734
Provision for income taxes	33,033

Net income	$161,701

Net income per share – basic	$0.04

Weighted average shares used in basic calculation	4,450,519

Net income per share – diluted	$0.03

Weighted average shares used in diluted calculation	5,584,095

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2003

	Common Stock		Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2002	4,450,519	$445,052	$27,639	$158,715	$631,406
Net income and comprehensive income	—	—	—	161,701	161,701

Balance at December 31, 2003	4,450,519	$445,052	$27,639	$320,416	$793,107

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2003

Operating activities
Net income	$161,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,790
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	(40,175)
Due from affiliates	(15,230)
Other assets	3,833
Accounts payable	(18,888)
Accrued compensation	40,274
Other accrued liabilities	62,069

Net cash provided by operating activities	226,374
Investing activities
Purchases of property and equipment, net	(69,676)

Net cash used in investing activities	(69,676)

Increase in cash and cash equivalents	156,698
Cash and cash equivalents at beginning of year	439,352

Cash and cash equivalents at end of year	$596,050

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Organization

Objectiva Software Solutions, Inc. was incorporated in Delaware on August 1, 2001 and specializes in enterprise software development, including rapid prototyping, product co-development, product migration, product porting and product reengineering. Significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

In 2001, we established a wholly owned subsidiary, Objectiva Software Solutions (Beijing) Inc, in China, in order to market and support our service effort in the United States and Asia. The accompanying consolidated financial statements include the accounts of all our subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements, as well as the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Related-party Transactions

Document Sciences Corporation (DSC) is a significant shareholder and customer. During 2002, we issued 380,518 shares of common stock to DSC and through December 31, 2003, DSC had purchased 837,139 shares directly from our founders for total holdings of 1,217,657 shares.

Our sales to DSC for the year ended December 31, 2003 totaled $1,662,800 and $148,767 of this amount is included in accounts receivable in the accompanying balance sheet.

In June 2004, our founders entered into an agreement to sell their remaining shares to DSC. The sale was completed on July 20, 2004 for $4,059,489. In connection with the sale, our founders received $392,844 in cash and 629,793 shares of DSC common stock of which 86,454 common shares are subject to escrow requirements. In connection with this transaction all outstanding options of Objectiva were accelerated and either exercised or forfeited. There were no options assumed by DSC.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments that include debt securities with remaining maturities when acquired of three months or less and are stated at fair market value. We evaluate the financial strength of institutions at which significant investments are made and believe the related credit risk is limited to an acceptable level.

Concentration of Credit Risk

We sell our services primarily to customers in the United States and China. We derived 64% of our total revenues from DSC in 2003 of which $148,767 is included in due from affiliates at December 31, 2003.

Depreciation and Amortization

Depreciation is provided on a straight-line method over the estimated useful lives of the assets (generally three to five years).

Revenue Recognition

We recognize revenue in accordance with Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. Revenues are recognized as the related services are performed and collectibility is deemed probable. We measure progress using the proportional performance method, depending on how the contract language is written, either by using the percentage of total project hours completed or by the completion of phases in the consulting project. Because (i) our consulting projects or individual phases are generally not of great duration (1-3 months on average) and (ii) we have a variety of projects progressing at the same time, we believe that there are limited circumstances where materially different amounts would be reported under different conditions or using different assumptions. We review contracts for potential losses and accrue losses when they become evident.

Comprehensive Loss

Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income requires that all components of comprehensive income, including net income, be reported in the financial statements in the period recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive income, including foreign currency translation adjustments and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive loss. Comprehensive income and net income did not differ for the year ended December 31, 2003.

Computation of Net Income Per Share

We present net income per share information in accordance with SFAS 128, Earnings per Share (EPS). Basic EPS is computed by dividing income or loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Shares issued during the period and shares reacquired during the period are weighted for the portion of the period that they were outstanding. Basic EPS excludes any dilutive effects of options, warrants and convertible securities.

The computation of diluted EPS is similar to the computation of basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the common shares underlying outstanding options and warrants had been issued. The dilutive effect of outstanding options and warrants has been reflected in EPS by the application of the treasury stock method. The treasury stock method recognizes the use of proceeds that could be obtained upon exercise of options and warrants in computing diluted EPS. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants.

The following table reconciles the shares used in computing basic and diluted EPS for the periods indicated:

Weighted average common shares outstanding used in basic EPS calculation	4,450,519
Effect of dilutive stock options	1,133,576

Shares used in diluted EPS calculation	5,584,095

Stock-Based Compensation

As permitted by SFAS 123, Accounting for Stock-based Compensation, we have elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB Opinion No. 25, among other things, when the exercise price of our employee stock options is not less than the market price of the underlying stock on the date of grant, no compensation expense is recognized.

As required under SFAS 123, Accounting for Stock-Based Compensation - Transition and Disclosure, the pro forma effects of stock-based compensation on net income (loss) and net earnings (loss) per common share have been estimated at the date of grant using the Black-Scholes option pricing model based on the following weighted-average assumptions: risk-free interest rates of 5%, dividend yields of 0%, expected volatility of 70% and a weighted-average expected life of the option of five years.

For purposes of adjusted pro forma disclosures, the estimated fair value of the options is amortized to expense over the option’s vesting period. The effect of applying SFAS 123 for purposes of providing pro forma disclosures is not likely to be representative of the effects on our operating results for future years because changes in the subjective input assumptions can materially affect future value estimates. Our pro forma information is as follows:

Adjusted pro forma basic net loss	$112,833
Adjusted pro forma basic net loss per share	$0.03
Adjusted pro forma diluted net loss per share	$0.02

Recently Issued Accounting Pronouncements

On October 13, 2004, the FASB concluded that SFAS 123R, Share-Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. Retroactive application of the requirements of SFAS 123 (not Statement 123R) to the beginning of the fiscal year that includes the effective date would be permitted, but not required. Early adoption of SFAS 123R is encouraged. The cumulative effect of adoption, if any, would be measured and recognized on adoption. The FASB’s current plan is to issue a final Statement on or around December 15, 2004. We are in the process of evaluating the impact of this pronouncement on our operating results and financial position.

2. Financial Statement Information

Property and Equipment

Property and equipment are stated at cost and consist of the following at December 31, 2003:

Computer equipment	$154,521
Office furniture and fixtures	5,000

159,521
Less accumulated depreciation and amortization	(44,984)

$114,537

3. Commitments and Guarantees

We lease our headquarters in Encinitas, California under an operating lease expiring on January 31, 2006. We also lease office space in Beijing, China under operating leases expiring on October 9, 2004 and May 20, 2005. Additionally, we lease a corporate apartment for use by various employees traveling to the United States. This operating lease expires in January 2005 and is renewable monthly thereafter. Annual future minimum lease payments as of December 31, 2003 are as follows:

Years ending December 31,
2004	$153,672
2005	85,077
2006	3,806
2007	0
2008	0

$242,555

Rent expense for the year ended December 31, 2003 was $114,948.

4. Stockholders’ Equity

Stock

As of December 31, 2003, authorized capital stock consisted of 10,000,000 shares of common stock.

Stock Incentive Plans

Our stock incentive plans provide for the issuance of incentive and nonstatutory options to purchase common shares to eligible employees, officers, directors and consultants. Our 2001 Stock Option Plan (the “Plan”) provided for the issuance of up to 432,500 shares. The Board of Directors, subject to the provisions of the Plan, determines the terms of stock purchase or stock option agreements, including vesting requirements. The maximum term of the options granted under the Plans is ten years. The exercise price of incentive stock options must equal at least the fair market value on the date of grant. The exercise price of nonstatutory stock options and stock issued under purchase rights must equal at least 85% of the fair market value on the date of grant or time of issuance.

We also issued 1,336,000 shares not included in the Plan (Non-plan). All Plan and Non-plan options are included in the table below:

	Number of Shares Outstanding	Option Price Per Share	Weighted Average Exercise Price Per Share
Balance at December 31, 2002	1,510,400	$.10 – .66	$0.16
Granted	116,000	$.10 – .66	0.66
Exercised	—	—	—
Canceled	56,500	$.10 – .66	0.61

Balance at December 31, 2003	1,569,900	$.10 – .66	0.18

As of December 31, 2003, 148,600 shares were available for future grant. Following is a breakdown of the options outstanding and exercisable as of December 31, 2003:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Life in years	Weighted Average Exercise Price of Options Outstanding	Options Exercisable	Weighted Average Exercise Price of Options Exercisable
$0.10	1,336,000	7.58	$0.10	807,167	$0.10
0.66	233,900	9.04	0.66	60,906	0.66

Total or Average	1,569,900	7.80	$0.18	868,073	$0.14

5. Income Taxes

For financial reporting purposes, income before income taxes includes the following components:

United States	$110,128
Foreign	84,606

$194,734

The provision for income taxes is as follows:

Current:
Federal	$7,252
Foreign	—
State	3,633

10,885

Deferred:
Federal	22,148

$33,033

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities are as follows:

Deferred tax liabilities:
Accrual to cash adjustment (current)	$52,938
Excess tax depreciation (non-current)	9,053

Net deferred tax liability	$61,991

The differences between our income tax provision and the amounts computed by applying the statutory Federal income tax rate of 34% in 2003 to income before income taxes are as follows:

Provision at statutory rate	$66,210
Benefit for graduated rates	(11,750)
State tax net of federal benefit	6,559
Foreign tax holiday	(29,038)
Permanent differences	1,052

Provision for income taxes	$33,033

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

(UNAUDITED)

Assets
Current assets:
Cash and cash equivalents	$507,421
Accounts receivable, net	125,098
Due from affiliates	163,220
Other current assets	45,126

Total current assets	840,865
Property and equipment, net	159,230

Total assets	$1,000,095

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,964
Accrued compensation	175,843
Other accrued liabilities	68,111

Total current liabilities	248,918

Deferred tax liabilities – non-current	9,053

Stockholders’ equity:
Common stock, $.10 par value; Authorized shares - 10,000,000; Issued and outstanding shares - 4,450,519	445,052
Paid-in capital	27,639
Retained earnings	269,433

Total stockholders’ equity	742,124

Total liabilities and stockholders’ equity	$1,000,095

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended June 30,
	2004	2003
Revenues:
Services	$489,781	$292,361
Services – related party	980,245	824,300

Total revenues	1,470,026	1,116,661
Cost of services	510,155	291,041

Gross profit	959,871	825,620
Operating expenses:
Selling and marketing	154,233	143,968
General and administrative	894,596	701,870

Total operating expenses	1,048,829	845,838

Loss from operations	(88,958)	(20,218)
Other income, net	418	1,344

Loss before provision for income taxes	(88,540)	(18,874)
Provision (benefit) for income taxes	(37,557)	800

Net loss	$(50,983)	$(19,674)

Net loss per share – basic and diluted	$(0.01)	$(0.00)

Weighted average shares used in basic and diluted calculation	4,450,519	4,450,519

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED JUNE 30, 2004

	Common Stock		Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2003	4,450,519	$445,052	$27,639	$320,416	$793,107
Net loss (unaudited)	—	—	—	(50,983)	(50,983)

Balance at June 30, 2004 (unaudited)	4,450,519	$445,052	$27,639	$269,433	$742,124

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2004	2003
Operating activities
Net loss	$(50,983)	$(19,674)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,566	15,653
Provision for doubtful accounts	15,000	—
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	(39,508)	(18,974)
Due from affiliates	(14,453)	(6,637)
Other assets	(15,271)	18,031
Accounts payable	(13,455)	(18,888)
Accrued compensation	103,955	40,455
Other accrued liabilities	(29,221)	—

Net cash provided by (used in) operating activities	(20,370)	9,966
Investing activities
Purchases of property and equipment, net	(68,259)	(19,247)

Net cash used in investing activities	(68,259)	(19,247)

Decrease in cash and cash equivalents	(88,629)	(9,281)
Cash and cash equivalents at beginning of period	596,050	439,352

Cash and cash equivalents at end of period	$507,421	$430,071

See accompanying notes.

OBJECTIVA SOFTWARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Quarterly financial statements

The interim consolidated financial statements included herein have been prepared by Objectiva’s management without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and disclosures normally included in annual financial statements have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, our management believes that the disclosures herein are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2003, included in Document Sciences Corporation’s (DSC) Form 8-K filed with the SEC on November 2, 2004. In the opinion of management, the consolidated financial statements included herein reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our consolidated financial position as of June 30, 2004, and the results of our operations for the six-month periods ended June 30, 2004 and 2003. The results of operations for the interim period ended June 30, 2004 are not necessarily indicative of the results which may be reported for any other interim period or for the entire fiscal year.

2. Organization and Related-party Transactions

Objectiva Software Solutions, Inc. was incorporated in Delaware on August 1, 2001 and offers software services specializing in enterprise software development, including rapid prototyping, product co-development, product migration, product porting and product reengineering. Significant intercompany accounts and transactions have been eliminated in consolidation.

DSC is a significant shareholder and customer. During 2002, we issued 380,518 shares of common stock to DSC and through June 30, 2004, DSC had purchased 837,139 shares directly from our founders for total holdings of 1,217,657 shares.

Our sales to DSC for the period ended June 30, 2004 totaled $980,245 and $163,220 of this amount is included in accounts receivable in the accompanying balance sheet.

3. Computation of Net Loss Per Share

We present our loss per share information in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share (EPS). Basic EPS is computed by dividing income or loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Shares issued during the period and shares reacquired during the period are weighted for the portion of the period that they were outstanding. Basic EPS excludes any dilutive effects of options, warrants and convertible securities.

The computation of diluted EPS is similar to the computation of basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the common shares underlying outstanding options and warrants had been issued. The treasury stock method recognizes the use of proceeds that could be obtained upon exercise of options and warrants in computing diluted EPS. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants. Due to our net loss position for the six months ended June 30, 2004 and 2003, the impact of the treasury stock method on outstanding options are anti-dilutive. Therefore, potentially dilutive shares of 1,569,900 have been excluded from the computation of net loss per share for the six-month periods ended June 30, 2004 and 2003.

4. Stock-Based Compensation

As permitted by SFAS 123, Accounting for Stock-based Compensation, we have elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB Opinion 25, among other things, when the exercise price of our employee stock options is not less than the market price of the underlying stock on the date of grant, no compensation expense is recognized.

As required under SFAS 123, Accounting for Stock-Based Compensation - Transition and Disclosure, the pro forma effects of stock-based compensation on net income (loss) and net earnings (loss) per common share have been estimated at the date of grant using the Black-Scholes option pricing model based on the following weighted-average assumptions: risk-free interest rates of 4%, dividend yields of 0%, expected volatility of 70% and a weighted-average expected life of the option of five years.

For purposes of adjusted pro forma disclosures, the estimated fair value of the options is amortized to expense over the option’s vesting period. The effect of applying SFAS 123 for purposes of providing pro forma disclosures is not likely to be representative of the effects on our operating results for future years because changes in the subjective input assumptions can materially affect future value estimates. Our pro forma information is as follows:

	Six Months Ended
	June 30, 2004	June 30, 2003
Adjusted pro forma basic net loss	$(77,405)	$(41,351)
Adjusted pro forma basic net loss per share	$(0.02)	$(0.01)
Adjusted pro forma diluted net loss per share	$(0.02)	$(0.01)

5. Subsequent event

On July 20, 2004, our founders completed the sale of their remaining shares to DSC for $4,059,489. In connection with the sale, our founders received $392,844 in cash and 629,793 shares of DSC common stock of which 86,454 common shares are subject to escrow requirements. In connection with this transaction all outstanding options of Objectiva were accelerated and either exercised or forfeited. There were no options assumed by DSC.

DOCUMENT SCIENCES CORPORATION AND OBJECTIVA SOFTWARE SOLUTIONS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial information gives effect to the acquisition of Objectiva Software Solutions, Inc. (Objectiva) by Document Sciences Corporation (DSC) on July 20, 2004 using the purchase method of accounting.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of DSC and Objectiva as of June 30, 2004 and has been prepared to reflect the acquisition by DSC of Objectiva as if the acquisition had occurred as of June 30, 2004.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2003 is based on the historical statement of operations of DSC and combines the results of operations of Objectiva for the year ended December 31, 2003 as if the transaction had occurred as of January 1, 2003. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2004 is based on the historical statement of operations of DSC and combines the results of operations for Objectiva for the six months ended June 30, 2004 as if the acquisition had occurred as of January 1, 2004. The fiscal year ends of DSC and Objectiva are December 31.

The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of DSC. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the Objectiva operations.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of DSC included in DSC’s Annual Report on Form 10-K for the year ended December 31, 2003 and DSC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. Refer to Objectiva’s financial statements included elsewhere herein.

DOCUMENT SCIENCES CORPORATION AND OBJECTIVA SOFTWARE SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

	DSC	Objectiva	Adjustments		Pro Forma
Assets
Current assets:
Cash and bank balances	$2,107,080	$507,421	$(392,844	)a	$2,221,657
Short-term investments	3,487,182	—	—		3,487,182
Accounts receivable, net	5,421,884	125,098	—		5,546,982
Due from affiliates	—	163,220	(163,220	)b	—
Other current assets	1,083,462	45,126	—		1,128,588

Total current assets	12,099,608	840,865	(556,064)		12,384,409

Property and equipment, net	564,639	159,230	—		723,869
Software development costs	3,401,022	—	—		3,401,022
Goodwill, net	724,615	—	3,317,365	c,d	4,041,980

Other assets	265,281	—	(150,000	)d	115,281

Total assets	$17,055,165	$1,000,095	$2,611,301		$20,666,561

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$213,595	$4,964	$136,442	b,e	$355,001
Accrued compensation	988,495	175,843	—		1,164,338
Other accrued liabilities	1,098,060	68,111	—		1,166,171
Deferred revenue	9,407,274	—	—		9,407,274

Total current liabilities	11,707,424	248,918	136,442		12,092,784

Obligations under capital leases	58,995	—	—		58,995
Deferred tax liability – non-current	—	9,053	—		9,053

Stockholders’ equity:
Common stock	3,435	445,052	(444,422	)f,g	4,065
Treasury stock	(472,231)	—	—		(472,231)
Additional paid-in capital	8,961,638	27,639	3,188,714	f,g	12,177,991
Accumulated comprehensive loss	(107,795)	—	—		(107,795)
Retained earnings (deficit)	(3,096,301)	269,433	(269,433	)f	(3,096,301)

Total stockholders’ equity	5,288,746	742,124	2,474,859		8,505,729

Total liabilities and stockholders’ equity	$17,055,165	$1,000,095	$2,611,301		$20,666,561

DOCUMENT SCIENCES CORPORATION AND OBJECTIVA SOFTWARE SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	DSC	Objectiva	Adjustments		Pro Forma
Revenues:
Initial license fees	$5,994,283	$—	$—		$5,994,283
Annual renewal license and support fees	10,594,958	—	—		10,594,958
Services and other	3,856,002	947,156	—		4,803,158
Services – related party	—	1,669,582	(1,669,582	)h	—

Total revenues	20,445,243	2,616,738	(1,669,582)		21,392,399
Cost of revenues:
Initial license fees	1,082,550	—	—		1,082,550
Annual renewal license and support fees	1,689,887	—	—		1,689,887
Services and other	2,821,939	711,868	—		3,533,807

Total cost of revenues	5,594,376	711,868	—		6,306,244

Gross profit	14,850,867	1,904,870	(1,669,582)		15,086,155
Operating expenses:
Research and development	4,655,418	—	(1,669,582	)h	2,985,836
Selling and marketing	8,555,237	238,771	—		8,794,008
General and administrative	3,367,372	1,473,385	—		4,840,757

Total operating expenses	16,578,027	1,712,156	(1,669,582)		16,620,601

Income (loss) from operations	(1,727,160)	192,714	—		(1,534,446)
Interest and other income, net	52,314	2,020	—		54,334

Income (loss) before provision for income taxes	(1,674,846)	194,734	—		(1,480,112)
Provision for income taxes	78,928	33,033	—		111,961

Net income (loss)	$(1,753,774)	$161,701	$—		$(1,592,073)

Net income (loss) per share – basic	$(0.47)	$0.04	$—		$(0.36)

Weighted average shares used in basic calculation	3,768,219	4,450,519	(3,820,726	)f,g	4,398,012

Net income (loss) per share – basic	$(0.47)	$0.03	$—		$(0.36)

Weighted average shares used in diluted calculation	3,768,219	5,584,095	(4,954,302	)f,g	4,398,012

DOCUMENT SCIENCES CORPORATION AND OBJECTIVA SOFTWARE SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

	DSC	Objectiva	Adjustments		Pro Forma
Revenues:
Initial license fees	$3,201,021	$—	$—		$3,201,021
Annual renewal license and support fees	5,738,144	—	—		5,738,144
Services and other	1,799,092	489,781	—		2,288,873
Services – related party	—	980,245	(980,245	)h	—

Total revenues	10,738,257	1,470,026	(980,245)		11,228,038
Cost of revenues:
Initial license fees	534,099	—	—		534,099
Annual renewal license and support fees	1,017,753	—	—		1,017,753
Services and other	1,431,365	510,155	—		1,941,520

Total cost of revenues	2,983,217	510,155	—		3,493,372

Gross profit	7,755,040	959,871	(980,245)		7,734,666
Operating expenses:
Research and development	1,831,707	—	(980,245	)h	851,462
Selling and marketing	3,983,184	154,233	—		4,137,417
General and administrative	1,685,104	894,596	—		2,579,700

Total operating expenses	7,499,995	1,048,829	(980,245)		7,568,579

Income (loss) from operations	255,045	(88,958)	—		166,087
Interest and other income, net	41,460	418	—		41,878

Income (loss) before provision for income taxes	296,505	(88,540)	—		207,965
Provision (benefit) for income taxes	19,123	(37,557)	—		(18,434)

Net income (loss)	$277,382	$(50,983)	$—		$226,399

Net income (loss) per share – basic	$0.09	$(0.01)	$—		$0.06

Weighted average shares used in basic calculation	3,253,225	4,450,519	(3,820,726	)f,g	3,883,018

Net income (loss) per share – diluted	$0.06	$(0.01)	$—		$0.04

Weighted average shares used in diluted calculation	4,431,845	4,450,519	(3,820,726	)f,g	5,061,638

Pro Forma Adjustments to Pro Forma Combined Condensed Financial Information:

a.	Cash paid for acquisition.
b.	To eliminate receivable and payable to and from Objectiva and DSC, respectively.
c.	The residual amount of the purchase price over the value of the assets and liabilities has been allocated to goodwill in the amount of $3,317,365.
d.	Existing investment of $150,000 paid by DSC to the founders of Objectiva included in the purchase price and allocated to Goodwill.
e.	Accrual of $299,662 in acquisition costs.
f.	Represents adjustments to reflect the elimination of the components of historical equity of Objectiva.
g.	Represents issuance of 629,793 shares of DSC stock for acquisition.
h.	To eliminate revenues and cost of sales for transactions between Objectiva and DSC.

Upon consummation of the acquisition, DSC acquired all of the remaining stock it did not own of Objectiva in exchange for 629,793 shares of DSC common stock and $392,844 cash. The purchase price is calculated to be $4,059,489 based on consideration provided, existing investment and estimated acquisition related costs of $299,700. The purchase price for purposes of the unaudited pro forma combined financial statements was allocated as follows based upon a preliminary valuation of the tangible and intangible assets at July 20, 2004:

Total acquisition costs:
Issuance of 629,793 shares of DSC common stock	$3,216,983
Cash paid at acquisition	392,844
Acquisition related expenses	299,662
Existing investment	150,000

$4,059,489

Allocated to assets and liabilities as follows:
Tangible assets acquired	$1,000,095
Assumed liabilities	(257,971)
Goodwill	3,317,365

$4,059,489

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: November 1, 2004

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Its:	President, Chief Executive Officer and
Chief Financial Officer